Exhibit 99.1

Media relations contact:	Investor relations contact:
Judy DeRango Wicks	Tina Moore
(678) 375-1595	(678) 375-1278
jdwicks@checkfree.com	tmoore@checkfree.com
FOR IMMEDIATE RELEASE
CheckFree Reports Fiscal 2008 First Quarter Results
ATLANTA (Oct. 25, 2007) – CheckFree Corporation (Nasdaq: CKFR) today announced first quarter underlying revenue of $296.5 million, a 30 percent increase over the same period last year, and GAAP (Generally Accepted Accounting Principles) revenues of $284.7 million, a 25 percent increase over the same period last year. The Company’s GAAP net income for the quarter was $29.8 million, or $0.33 per share, and underlying net income was $49.5 million, or $0.55 per share. Free cash flow was $33.9 million for the first quarter as outlined in
Attachment A.
GAAP Results: Net income for the first quarter of fiscal 2008 was $29.8 million, compared to net income of $31.2 million for the same quarter last year. Earnings per share were $0.33 for the first quarter of fiscal 2008, compared to earnings per share of $0.34 for the first quarter of last year. Net cash provided by operating activities was $39.0 million for the first quarter of fiscal 2008, compared to $47.6 million for the same period last year.
Underlying Results: Underlying net income for the first quarter was $49.5 million, compared to $38.4 million for the same quarter of last year. Underlying earnings per share were $0.55 for the first quarter of fiscal 2008, compared to $0.41 per share for the first quarter of last year.
Underlying revenue includes $11.8 million of revenue excluded from GAAP revenue related to a deferred revenue adjustment arising from purchase accounting for acquisitions we completed in the fourth quarter of fiscal 2007. Underlying net income and earnings per share for the first quarter of fiscal 2008 include the deferred revenue adjustment and exclude the amortization of acquisition-related intangible assets, acquisition and integration costs, the SFAS 123(R) impact of stock options issued prior to July 1, 2004, and the related combined tax effects. A reconciliation of CheckFree’s quarterly underlying results to its GAAP results is included in Attachment A.
“Our first quarter results reflect solid execution across our business units,” said Pete Kight, CheckFree Chairman and Chief Executive Officer. “We continue to integrate our three recent acquisitions into our businesses and are pleased with the progress we have made to date.”

CheckFree Reports Fiscal 2008 First Quarter Results

First Quarter Highlights
For the first quarter of fiscal 2008, the Company reported that the Electronic Commerce Division processed 351.6 million transactions, and delivered 63.9 million electronic bills. CheckFree Investment Services reported about 2.8 million portfolios under management, and the Software Division reported solid sales results. Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the first quarter of fiscal 2008, and Attachment C for electronic billing and payment metrics.
Company Outlook for the Second Quarter
Given CheckFree’s pending merger with Fiserv, Inc., the Company will not provide forward-looking financial expectations and will not be hosting an earnings conference call.
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (Nasdaq: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable financial services providers to offer the convenience of online banking, and along with billers, to offer the convenience of receiving and paying household bills online, via phone or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to hundreds of financial services organizations, which manage about $1.8 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than 75 percent of the nearly 16 billion Automated Clearing House transactions in the United States. The division also provides financial institutions and other organizations with payment processing and consulting, reconciliation and exception management, fraud and risk management, cash and logistics management, and compliance software and services.
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 (filed August 24, 2007). One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.
# # #

CheckFree Reports Fiscal 2008 First Quarter Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2007	2006
Revenues:
Processing and servicing	$218,114	$195,478
License fees	15,412	9,074
Maintenance fees	21,988	11,530
Professional fees	29,150	12,537

Total revenues	284,664	228,619

Expenses:
Cost of processing, servicing and support	118,237	92,849
Research and development	31,975	26,738
Sales and marketing	27,869	21,275
General and administrative	30,710	17,749
Depreciation and amortization	26,868	21,805

Total expenses	235,659	180,416

Income from operations	49,005	48,203
Equity in net loss of joint venture	(423)	(458)
Interest income (expense), net	(674)	3,294

Income before income taxes	47,908	51,039
Income tax expense	18,061	19,822

Net income	$29,847	$31,217

Basic income per share:
Total basic income per share	$0.34	$0.35

Weighted average number of shares	88,231	89,962

Diluted income per share:
Total diluted income per share	$0.33	$0.34

Weighted average number of shares	89,956	92,599

CheckFree Reports Fiscal 2008 First Quarter Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	September 30,	June 30,
	2007	2007
Current assets:
Cash, cash equivalents and investments	$168,766	$195,127
Settlement assets	141,182	127,661
Accounts receivable, net	220,891	221,320
Prepaid expenses and other assets	45,972	42,759
Deferred income taxes	10,189	10,189

Total current assets	587,000	597,056

Property and equipment, net	143,635	156,113
Capitalized software and intangible assets, net	1,241,148	1,253,047
Investments	44,750	47,390
Other noncurrent assets	12,149	11,426
Deferred income taxes	69,596	66,246

Total assets	$2,098,278	$2,131,278

Current liabilities:
Accounts payable, accrued liabilities and other	$105,230	$136,812
Settlement obligations	137,772	123,302
Current portion of long-term obligations	123,915	206,022
Deferred revenue	78,252	79,391

Total current liabilities	445,169	545,527

Long-term liabilities	38,812	4,663
Deferred income taxes	2,284	2,284
Deferred revenue	4,277	3,281
Capital leases and long-term obligations, less current portion	75,300	68,021

Total stockholders’ equity	1,532,436	1,507,502

Total liabilities and stockholders’ equity	$2,098,278	$2,131,278

CheckFree Reports Fiscal 2008 First Quarter Results

Attachment A
Calculation of Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2007	2006
Net cash provided by operating activities	$39,048	$47,564
Excluding: Net change in settlement accounts	(949)	1,074
Less: Capital expenditures	(16,828)	(12,099)
Plus: Data center reimbursements	7,813	526
Impact of operating account conversion	4,816	—

Free cash flow	$33,900	$37,065

Additional Information:
Cash provided by investing activities	$71,388	$58,583

Cash (used in) financing activities	$(64,252)	$(97,047)

Use of Non-GAAP Financial Information
     We supplement our reporting of cash flow information determined in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) by using “free cash flow” in this earnings release as a measure to evaluate our liquidity. We define free cash flow as net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures, plus data center reimbursements and the impact of the operating account conversion. We believe free cash flow provides useful information to management and investors in understanding our financial results and assessing our prospects for future performance. We also use free cash flow as a factor in determining long-term incentive compensation for senior management.
     We exclude the net change in settlement accounts from free cash flow because we believe this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with our walk-in payment business, our consolidated balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to us from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of our liquidity, and thus, we exclude the net change in settlement accounts from free cash flow.
     As a technology company, we make significant capital expenditures in order to update our technology and to remain competitive. Our free cash flow reflects the amount of cash we generated that remains, after we have met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations. During the fourth quarter of fiscal 2006, we entered into a credit facility to finance the construction of data centers. Amounts we spend to construct these data centers are included in our capital expenditures, but will be fully reimbursed by the credit facility. The reimbursements from the credit facility are added to our free cash flow measure because these expenditures do not impact our overall liquidity. The data center reimbursements line represents a change to our definition of free cash flow as of the quarter ended June 30, 2006.
     We added back the impact of an ongoing conversion of an operating bank account. Previously, we deducted $9,443 in outstanding checks on the account at June 30, 2007 from free cash flow. As these checks clear we add the cash back to free cash flow. During the three months ended September 30, 2007, $4,816 cleared the account. We do not believe the processing and subsequent clearing of these checks should be included in the determination of free cash flow for the periods presented. We are funding these checks as they clear from other sources of operating cash. We expect the account will be closed in the next 90 days.
     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of our non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, which we filed with the Securities and Exchange Commission on August 24, 2007.
     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Reports Fiscal 2008 First Quarter Results

Attachment A (continued)
Reconciliation of GAAP Revenues and Net Income to Underlying Revenues, Net Income and Earnings Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2007	2006
Total revenues — GAAP	$284,664	$228,619
Deferred revenue adjustments arising from acquisitions(1)	11,786	—

Total revenues — underlying	$296,450	$228,619

Net income per GAAP	$29,847	$31,217
Deferred revenue adjustments arising from acquisitions(1)	11,786	—
Amortization of acquisition-related intangible assets	13,727	10,967
SFAS 123(R) – Stock options issued before July 1, 2004	137	704
Acquisition and integration costs	5,343	—
Tax effect of underlying adjustments	(11,369)	(4,478)

Underlying net income	$49,471	$38,410

GAAP and underlying basic weighted average shares outstanding	88,231	89,962
GAAP and underlying impact of dilutive options and warrants	1,725	2,814

GAAP and underlying diluted weighted average shares outstanding	89,956	92,599

GAAP basic earnings per share	$0.34	$0.35
GAAP diluted earnings per share	$0.33	$0.34
Underlying basic earnings per share	$0.56	$0.43
Underlying diluted earnings per share	$0.55	$0.41
Use of Non-GAAP Financial Information
     We supplement our reporting of total revenues, income from operations, net income and earnings per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income from operations,” “underlying net income “ and “underlying earnings per share” in this earnings release. Management believes that certain non-cash adjustments to revenues or expenses enhance our evaluation of our performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, we exclude these items from GAAP revenue, income from operations, net income and earnings per share in calculating underlying revenue, underlying income from operations, underlying net income and underlying earnings per share.
     Examples of such non-cash charges may include, but not be limited to deferred revenue adjustments arising from acquisitions, intangible asset amortization expense and in-process research and development costs associated with acquisitions, integration costs associated with acquisitions, charges associated with the impairment of intangible assets, the impact of discontinued operations, charges resulting from warrants issued to third parties and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. We exclude these items in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses underlying results to evaluate the impact of operational business decisions. We regularly report underlying results to our Chairman and Chief Executive Officer and our Chief Operating Officer, our chief operating decision makers, who use this information in allocating resources to our various business units. Additionally, as we reward our management for their decisions that increase revenues and decrease controllable costs, we use underlying earnings per share as a factor in determining long-term incentive compensation for management.
     Because we utilize underlying financial results in the management of our business and to determine incentive compensation for management, we believe this supplemental information is useful to investors for their independent evaluation and understanding of the performance of our management and our core business performance. Our underlying revenues, underlying income from operations, underlying net income and underlying earnings per share should be considered in addition to, and not as a substitute for, revenues, income from operations, net income and earnings per share or any other amount determined in accordance with GAAP. Our measures of underlying revenues, underlying income from operations, underlying net income and underlying earnings per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

(1) See Page 9, footnote 2.

CheckFree Reports Fiscal 2008 First Quarter Results

Attachment A (continued)
CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2007	2006
Revenues:
Processing and servicing	$218,114	$195,478
License fees	17,911	9,074
Maintenance fees	25,318	11,530
Other	35,107	12,537

Total revenues	296,450	228,619

Expenses:
Cost of processing, servicing and support	118,444	92,849
Research and development	32,041	26,738
Sales and marketing	27,875	21,275
General and administrative	24,951	17,045
Depreciation and amortization	13,141	10,838

Total expenses	216,452	168,745

Income from operations	79,998	59,874
Equity in net loss of joint venture	(423)	(458)
Interest income, net	(674)	3,294

Income before income taxes	78,901	62,710

Income tax expense	29,430	24,300

Net income	$49,471	$38,410

Basic income per share:
Net income	$0.56	$0.43

Weighted average number of shares	88,231	89,962

Diluted income per share:
Net income	$0.55	$0.41

Weighted average number of shares	89,956	92,599

CheckFree Reports Fiscal 2008 First Quarter Results

Attachment B
Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2007	2006
Electronic Commerce:
Total revenues — GAAP	$206,791	$171,029
Deferred revenue adjustments arising from acquisitions(2)	7,425	—

Total revenues — underlying	$214,216	$171,029

Operating income — GAAP	$55,895	$49,541
Deferred revenue adjustments arising from acquisitions(2)	7,425	—
Amortization of acquisition-related intangible assets	10,608	9,627
SFAS 123(R) – Stock options issued before July 1, 2004(1)	100	512
Acquisition and integration costs	25	—

Underlying operating income	$74,053	$59,680

Investment Services:
Total revenues — GAAP	$34,667	$29,622
Deferred revenue adjustments arising from acquisitions(2)	—	—

Total revenues – underlying	$34,667	$29,622

Operating income — GAAP	$9,188	$4,972
Deferred revenue adjustments arising from acquisitions(2)	—	—
Amortization of acquisition-related intangible assets	700	484
SFAS 123(R) – Stock options issued before July 1, 2004(1)	14	72
Acquisition and integration costs	28	—

Underlying operating income	$9,930	$5,528

Software:
Total revenues — GAAP	$43,206	$27,968
Deferred revenue adjustments arising from acquisitions(2)	4,361	—

Total revenues — underlying	$47,567	$27,968

Operating income — GAAP	$(671)	$5,467
Deferred revenue adjustments arising from acquisitions(2)	4,361	—
Amortization of acquisition-related intangible assets	2,419	856
SFAS 123(R) – Stock options issued before July 1, 2004(1)	6	31
Acquisition and integration costs	(127)	—

Underlying operating income	$5,988	$6,354

Corporate:
Operating loss — GAAP	$(15,407)	$(11,777)
SFAS 123(R) – Stock options issued before July 1, 2004(1)	17	89
Acquisition and integration costs	5,417	—

Underlying operating loss	$(9,973)	$(11,688)

CheckFree Reports Fiscal 2008 First Quarter Results

(1)	At the beginning of fiscal 2005, we implemented a new long-term incentive compensation philosophy, which significantly reduced overall participation and focused on restricted stock with limited stock options. As a result, we recorded the cost of restricted stock throughout fiscal 2005 in both underlying and GAAP results. In fiscal 2006, we have adopted SFAS 123(R), and are consequently recording all long-term incentive grants, both restricted stock and options, as an expense to both underlying and GAAP results. The adjustment from GAAP to underlying operating results in the table above reflects the SFAS 123(R) charge associated with options granted prior to July 1, 2004 under our previous compensation philosophy, which were originally accounted for utilizing APB 25.

(2)	In connection with our purchase price allocations, we estimated the fair value of certain deferred revenue from license fees, support obligations and other customer payments assumed in connection with business acquisitions made during the three months ended June 30, 2007. Software licenses, license updates and product support revenue related to installations and support contracts assumed in those business acquisitions in the amount of $11,786, that would have been otherwise recorded by the acquired entities, was not recognized as revenue by CheckFree during the three months ended September 30, 2007. As customers renew support contracts over the next year, we will recognize revenue for the full contract value over the support period.

CheckFree Reports Fiscal 2008 First Quarter Results

Attachment C
Electronic Billing and Payment Metrics
(in millions, except revenue/transaction and percentages)

	Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Transactions
CSP:
Revenue(1)	$125.3	$123.8	$122.5	$116.8	$114.2
Revenue / Transaction	$0.44	$0.45	$0.45	$0.46	$0.48
Transactions	282.4	275.3	269.6	251.5	235.7
Sequential Quarterly Growth	3%	2%	7%	7%	4%

Non-CSP:
Revenue	$38.6	$38.6	$39.6	$38.3	$36.2
Revenue / Transaction	$0.56	$0.57	$0.56	$0.54	$0.48
Transactions	69.2	68.3	71.2	70.5	76.0
Sequential Quarterly Growth	1%	-4%	1%	-7%	2%

Total:
Revenue	$163.9	$162.4	$162.1	$155.1	$150.4
Transactions	351.6	343.6	340.9	322.0	311.7
Sequential Quarterly Growth	2%	1%	6%	3%	3%

e-Bill Delivery
Revenue	$10.8	$10.4	$9.8	$8.7	$8.5
Revenue / e-Bill	$0.17	$0.17	$0.17	$0.16	$0.16
e-Bills Delivered	63.9	60.5	58.6	54.9	51.8
Sequential Quarterly Growth	6%	3%	7%	6%	3%

Other EC Revenue(2)	$39.5	$31.8	$12.8	$12.6	$12.1

(1)	CSP Revenue excludes the impact of warrants issued to a customer.

(2)	Other revenue includes Health and Fitness, Professional Services, Stored Value Products and Electronic Banking Software and Professional Services, excluding any purchase accounting deferred revenue adjustments.